SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2008

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

On November 3, 2008, Open Text Corporation (the “Company”) issued a press release announcing its unaudited financial results for the quarter ended September 30, 2008. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 2.05.	Costs Associated with Exit or Disposal Activities

On November 3, 2008, Open Text announced its commitment to a plan (the “Exit Plan”) to primarily terminate various employees and abandon certain real estate facilities. The Company expects to incur primarily severance and other employee termination benefit costs as well as contract termination costs. The Company currently expects to complete the Exit Plan by December, 2009. The Company estimates the costs to be incurred in connection with this Exit Plan to be approximately $20 million. Information with respect to the Company’s Exit Plan is furnished as part of the Press Release attached as Exhibit 99.1 to this Form 8-K.

Item 8.01.	Other Events

The following information is furnished pursuant to Item 8.01, “Other Events.”

On November 3, 2008, Open Text announced its intention to make a normal course issuer bid to repurchase up to a maximum of 2,593,263 common shares of the Company. Information with respect to the Company’s normal course issuer bid is furnished as part of the Press Release attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Open Text Corporation on November 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

November 3, 2008	By:	/s/ Paul McFeeters
Paul McFeeters
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Open Text on November 3, 2008.

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